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                                                                      Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the following Registration Statements and Amendments of Nortel Networks Limited of our reports dated February 1, 2001 except as to note 21 which is as of February 28, 2001, appearing in this Annual Report on Form 10-K for the year ended December 31, 2000:

o Post-Effective Amendment No. 1 to Form S-8 (Nortel Networks U.S. Deferred Compensation Plan) (333-11558);

o  Registration Statement on Form S-3 (Debt Securities and Warrants) (333-1720);
o  Registration Statement on Form S-3 (Debt Securities and Warrants) (33-71494);
o Registration Statement on Form S-3 (Debt Securities and Warrants) (33-54494); and
o  Registration Statement on Form S-3 (Debt Securities and Warrants) (33-51888).


/s/ Deloitte & Touche LLP

Chartered Accountants


Toronto, Canada
March 13, 2000